Exhibit 10.10

XXXXXXXXX

Name of Investor

iSpecimen Inc.

CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

iSpecimen Inc.

450 Bedford Street
Lexington, MA 02420

Attention: Christopher Ianelli, Chief Executive Officer

The undersigned investor (the “Investor”) acknowledges that it has received and reviewed certain information relating to an investment in iSpecimen Inc. (the “Company”), including the term sheet, investor presentation materials, and other information provided in writing to the undersigned Investor (the “Offering Materials”).

1.            Subscription for Convertible Note. Subject to the terms and conditions contained herein, the undersigned Investor hereby subscribes for and agrees to purchase the principal amount of Unsecured Convertible Promissory Notes, in the form attached hereto as Exhibit A (the “Convertible Notes”), in the amount set forth on the signature page of this Agreement. The Convertible Notes shall bear interest at a rate of six percent (6%) per annum, on a non-compounding basis, and due on maturity on the earlier of (i) the closing of a Qualified Equity Financing (as defined below), (ii) the date upon which prepayment by the Company occurs with the consent of the Majority Lenders (as defined below), (iii) the date upon which the Convertible Notes are otherwise converted into equity securities as set forth herein, or (iv) June 30, 2019 (the “Maturity Date”). The Convertible Notes will be repayable upon demand of the Majority Lenders at any time on or after the Maturity Date, provided that the Convertible Notes have not been converted or repaid in accordance with their terms. The Convertible Notes will be subordinated, unsecured obligations of the Company. The Majority Lenders may, with the approval of the Company, elect to extend the Maturity Date one or more times, at their discretion. The Convertible Notes will be issued by the Company solely to “accredited investors” (as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended, the “Securities Act”).

1.1            Note Financing; Investor Participation. The Convertible Notes issued to the undersigned Investor and the Convertible Notes issued to other investors (collectively, the “Investors”) are being issued in connection with an interim convertible debt financing of the Company, yielding up to an aggregate of $5,500,000 in gross proceeds (the “Note Financing”). The Note Financing is being consummated in order to facilitate either (i) a new permanent equity financing yielding gross proceeds in excess of $10,000,000 million (including conversion of the outstanding principal of the Convertible Notes, a “Qualified Equity Financing”) or (ii) the Company’s achievement of positive free cash flow from operations on a quarterly basis (“Positive FCFO”). The term “positive free cash flow from operations” means a positive value obtained by calculating the difference of the Company’s operating cash flow minus capital expenditures, each as determined in accordance with generally accepted accounting principles, consistently applied in the preparation of the Company’s historical financial statements. The determination of “Positive FCFO” for the purposes of Section 1.6 hereof shall include (a) the achievement by the Company of Positive FCFO for the two consecutive calendar quarters ending ninety (90) days prior to the Maturity Date (or Extended Maturity Date, as applicable) determined and measured at the end of each quarter, and (b) the determination in good faith by the Board of Directors at the time of such calculation that the Company is able to sustain two additional consecutive quarters of Positive FCFO.

iSpecimen Inc. Convertible Note Subscription Agreement

The Convertible Notes issued in this Bridge Financing are being offered only to existing stockholders of the Company as further set forth in the Offering Materials presented to the undersigned Investor. The Investor understands and acknowledges that notwithstanding anything contained herein to the Contrary, the rights, powers and privileges of the undersigned to covert the outstanding principal and interest on the Convertible Notes into shares of 2X Participating Preferred Stock (as defined below) under Sections 1.6, 1.8 and 1.9 hereof is conditioned upon the firm commitment and investment of the undersigned Investor to purchase at least $500,000 in principal amount of Convertible Notes (each such Investor, a “Major Investor”). All other Investors who are not Major Investors shall not be entitled to convert the Convertible Notes into shares of 2X Participating Preferred Stock and shall not be afforded the discounts set forth in Sections 1.5 and 1.7 hereof applicable to Major Investors but shall otherwise have the rights, powers and privileges set forth herein which are not specifically reserved for the Major Investors.

1.2            Initial Closing Date and Serial Closings. A minimum capital requirement for the initial closing shall be $500,000 (the “Initial Closing”). The Initial Closing shall take place as soon as practicable but no later than March 31, 2017 (the “Closing Date”) following satisfaction of the conditions set forth in Section 8 below. At any time, and from time to time, during the one-year period immediately following the Initial Closing, the Company may, at one or more additional closings (each a “Closing”), offer, sell and issue additional Convertible Notes to Investors upon the same terms and conditions hereof, provided that in no event shall the Company issue more than $5,500,000 in aggregate principal amount of Convertible Notes across all Closings, including at the Initial Closing. Additional Closings may be held at the discretion of the Board of Directors, and at each such Closing, any Investor shall execute an agreement in form and substance similar to this Agreement, and the Company shall issue to such Investor a Convertible Note in the amount of such investment at such additional Closing. Notwithstanding the foregoing, the Board of Directors may extend the period for additional Closings beyond one year in its sole discretion.

1.3            Use of Proceeds. The proceeds of the Convertible Notes shall be used to support research, product development, expansion of sales and marketing efforts, working capital and general corporate purposes.

1.4            Amendments of the Convertible Notes. This Agreement and the Convertible Notes may be amended, extended, converted, substituted, or otherwise modified on behalf of all holders of Convertible Notes issued in connection with this Note Financing with the written consent or approval of the Company and the holders of at least a majority in aggregate principal amount of all Convertible Notes issued in this Note Financing, provided that such consent has been obtained from each Major Investor (all such Major Investors acting by unanimous consent, the “Majority Lenders”). No individual Convertible Note holder shall have the right to block any corporate action unless acted upon by the Majority Lenders and the Company, as set forth above. Prior to the Maturity Date, the Company may not prepay the Convertible Notes without the approval of the Majority Lenders. The Convertible Notes issued to the undersigned Investor and all other Convertible Notes issued by the Company in the Note Financing shall rank pari passu in all respects (including repayment).

iSpecimen Inc. Convertible Note Subscription Agreement	-2-

1.5            Conversion of Convertible Notes upon a Qualified Equity Financing. If a Qualified Equity Financing is consummated, either as a single transaction or a series of related transactions prior to the Maturity Date or the Extended Maturity Date, as applicable, the Convertible Notes shall automatically convert into substantially the same class or series of securities of the Company issued in such Qualified Equity Financing (the “Qualified Preferred Stock”). In connection with the consummation of such Qualified Equity Financing, the Convertible Notes shall be treated by the Company as surrendered for cancellation and exchanged into Qualified Preferred Stock, and at the price per share set forth in the paragraph below. In connection with the consummation of such Qualified Equity Financing, the Convertible Notes will be deemed, for all purposes, to be cancelled on the books of the Company and the obligations represented by all Convertible Notes so terminated and contributed to the capital of the Company.

In connection with the consummation of a Qualified Equity Financing, the outstanding principal on the Convertible Notes (including all accrued interest thereon) shall convert into Qualified Preferred Stock under one of the two scenarios described below:

(1) Scenario 1: if a Qualified Equity Financing occurs on a date which is within twelve (12) months from the issuance date noted on the face of each such Convertible Note, then the outstanding principal on the Convertible Note held by that Investor, including all accrued interest thereon, shall convert at a rate equal to the lesser of (A) if (i) the Investor is a Major Investor, the issue price of the Qualified Preferred Stock less a twenty percent (20%) discount to the issue price of such Qualified Preferred Stock (that is, at a rate of eighty percent (80%) of the issue price of the Qualified Preferred Stock), or (ii) the Investor is not a Major Investor, the issue price of the Qualified Preferred Stock less a ten percent (10%) discount to the issue price of such Qualified Preferred Stock (that is, at a rate of ninety percent (90%) of the issue price of the Qualified Preferred Stock), or (B) such price per share commensurate with a pre-money valuation of the Company of $34,500,000, calculated on a Fully-Diluted Basis, and determined prior to the conversion of the Convertible Notes into the shares of Qualified Preferred Stock; or

(2) Scenario 2: if a Qualified Equity Financing occurs on a date which is later than twelve (12) months from the issuance date noted on the face of each such Convertible Note, then the outstanding principal on the Convertible Note held by that Investor, including all accrued interest thereon, shall convert at a rate equal to the lesser of (A) if (i) the Investor is a Major Investor, the issue price of the Qualified Preferred Stock less a thirty percent (30%) discount to the issue price of such Qualified Preferred Stock (that is, at a rate of seventy percent (70%) of the issue price of the Qualified Preferred Stock), or (ii) the Investor is not a Major Investor, the issue price of the Qualified Preferred Stock less a twenty percent (20%) discount to the issue price of such Qualified Preferred Stock (that is, at a rate of eighty percent (80%) of the issue price of the Qualified Preferred Stock),or (B) such price per share commensurate with a pre-money valuation of the Company of $34,500,000, calculated on a Fully-Diluted Basis, and determined prior to the conversion of the Convertible Notes.

For the avoidance of doubt, the outstanding principal on each Convertible Note held by an Investor (including all accrued interest thereon) shall convert at a rate in accordance with either Scenario 1 or Scenario 2 above, but not both. For purposes of this Agreement, “Fully-Diluted Basis” shall mean the conversion of all equity securities of the Company convertible into Common Stock, including outstanding shares of Preferred Stock and other convertible securities, the exercise of all outstanding options, warrants and other rights to purchase Common Stock, and the reserves of shares of Common Stock available under any active stock plan, stock option plan or other equity compensation plan of the Company, but excluding the Convertible Notes.

1.6            Conversion of Convertible Notes upon Positive FCFO. If the Company achieves Positive FCFO prior to the consummation of a Qualified Equity Financing and for the two consecutive quarters ending ninety (90) days prior to the Maturity Date (or the Extended Maturity Date, as applicable), then the Convertible Notes shall automatically convert into a series of preferred stock of the Company (the “FCFO Preferred Stock”) having rights and preferences substantially similar to the rights and privileges of the Series B Preferred Stock of the Company (as existing on the date hereof), except as to the elements of pre-money valuation, price per share, dividends, and liquidation preference (which elements are further set out below). The Company shall provide the Investors written notice of the achievement of Positive FCFO within sixty (60) days of the achievement of the Positive FCFO and at least thirty (30) days prior to the conversion of the Convertible Notes and provide the Investors access to all supporting financial statements and accounting records required for verification of Positive FCFO. In connection with the Company’s achievement of Positive FCFO, the Convertible Notes shall be treated by the Company as surrendered for cancellation and exchanged into FCFO Preferred Stock, and at the price per share and upon the terms set forth in the paragraph below. In connection with the Company’s achievement of Positive FCFO and subject to the terms below, the Convertible Notes will be deemed, for all purposes, to be cancelled on the books of the Company and the obligations represented by all Convertible Notes so terminated and contributed to the capital of the Company.

iSpecimen Inc. Convertible Note Subscription Agreement	-3-

In connection with the Company’s achievement of Positive FCFO, the outstanding principal on the Convertible Notes, including all accrued interest thereon (the “Accrued Amount”) shall convert into FCFO Preferred Stock at a price per share commensurate with a $34,500,000 pre-money valuation of the Company, calculated on a Fully-Diluted Basis. If and as applicable, the FCFO Preferred Stock shall be designated and authorized as two distinct classes as provided below and shall:

(1) as to Major Investors, (a) rank senior to and be payable in preference of the then most senior series or class of Company capital stock upon the liquidation, dissolution, merger, acquisition, business combination, sale of all or substantially all of the assets of the Company (a “Deemed Liquidation Event”), (b) provide for a liquidation preference payable upon a Deemed Liquidation Event equal to two-times (2X) the principal amount on the Convertible Notes so converted, (c) in addition to the liquidation preference described in clause (a) above, participate in residual proceeds available for distribution to holders of Common Stock upon a Deemed Liquidation Event, and (d) contain other rights, powers, preferences and privileges no less than those of the Series B Preferred Stock (as existing on the date hereof) (the “2X Participating Preferred Stock”); and

(2) as to any Investor not a Major Investor, (a) rank pari passu to the Series B Preferred Stock (as existing on the date hereof) in payment preference upon a Deemed Liquidation Event, (b) contain a one-times (1X) the principal amount on the Convertible Notes so converted as the liquidation preference payable upon a Deemed Liquidation Event, (c) be non-participating preferred stock, and (d) contain other rights, powers, preferences and privileges no less than those of the Series B Preferred Stock (as existing on the date hereof) (the “Conversion Preferred Stock”).

The Company shall use reasonable efforts to cause the authorization and designation of the classes FCFO Preferred Stock, as applicable, including obtaining all necessary stockholder approvals, consents and waivers to so designate the respective classes FCFO Preferred Stock, upon the achievement of Positive FCFO. The Company shall provide each Investor with evidence of the authorization and designation of the respective classes of FCFO Preferred Stock. Notwithstanding anything contained herein to the contrary and for the avoidance of doubt, the Convertible Notes shall not be deemed cancelled until the FCFO Preferred Stock has been duly authorized and designated in accordance with applicable law.

1.7            Conversion of Convertible Notes upon Acquisition. If the Company is sold in an Acquisition prior to conversion or repayment of the Convertible Notes in full or prior to a Qualified Equity Financing, then upon the consummation of any such Acquisition, at the option of the Majority Lenders, the Convertible Notes shall (a) be repaid in full in an amount equal to the outstanding principal amount of the Convertible Notes plus all accrued interest thereon, or (b) shall convert into shares of Common Stock of the Company (the “Conversion Shares”) at the Acquisition Conversion Price (as defined below). The Company shall provide the Investors written notice of an Acquisition at least thirty (30) days prior to the closing of such Acquisition. If the Majority Lenders elect to be repaid in accordance with option (a) in the preceding sentence, such amount shall be paid upon consummation of the Acquisition (or as promptly as practicable thereafter) and shall remain a continuing obligation of the Company (or any successor entity) until such amount is paid in full. An “Acquisition” shall mean the sale of all or substantially all of the capital stock or assets of the Company in a business combination or other acquisition; a merger, consolidation or reorganization of the Company in connection with a business combination (but not in connection with an equity financing); or the sale or transfer of control by the stockholders of the Company to a third party (in a single transaction or series of related transactions) representing a majority of the voting power of the Company (other than in connection with an issuance of equity securities designed to raise working capital, including a Qualified Equity Financing).

iSpecimen Inc. Convertible Note Subscription Agreement	-4-

In the event that the Majority Lenders elect to convert the Convertible Notes into Conversion Shares upon an Acquisition, the outstanding principal on the Convertible Notes, including all accrued interest thereon, shall convert into such number of Conversion Shares equal to the quotient of the aggregate principal and accrued interest outstanding on the Convertible Notes divided by a price per share of Conversion Shares determined in accordance with one of the two scenarios set out below (the “Acquisition Conversion Price”):

(1) Scenario 1: if an Acquisition occurs on a date which is within twelve (12) months from the issuance date noted on the face of each such Convertible Note held by that Investor, then the outstanding principal on the Convertible Note, including all accrued interest thereon, shall convert at a rate equal to the lesser of (A) if (i) the Investor is a Major Investor, the estimated price per share of the Common Stock upon the closing of such Acquisition less a twenty percent (20%) discount (that is, at a rate of eighty percent (80%) of the per share value of the Common Stock), or (ii) if the Investor is not a Major Investor, the estimated price per share of the Common Stock upon the closing of such Acquisition less a ten percent (10%) discount (that is, at a rate of ninety percent (90%) of the per share value of the Common Stock), or (B) such price per share commensurate with a valuation of the Company of $34,500,000, calculated on a Fully-Diluted Basis, and determined immediately prior to the Acquisition (as further set forth in any of the initial definitive Acquisition documents); or

(2) Scenario 2:  if an Acquisition occurs on a date which is later than twelve (12) months from the issuance date noted on the face of each such Convertible Note held by that Investor, then the outstanding principal on the Convertible Note, including all accrued interest thereon, shall convert at a rate equal to the lesser of (A) if (i) the Investor is a Major Investor, the estimated closing price per share of the Common Stock upon the closing of such Acquisition less a thirty percent (30%) discount (that is, at a rate of seventy percent (70%) of the per share value of the Common Stock), or (ii) if the Investor is not a Major Investor, the estimated price per share of the Common Stock upon the closing of such Acquisition less a twenty percent (20%) discount (that is, at a rate of eighty percent (80%) of the per share value of the Common Stock), or (B) such price per share commensurate with a valuation of the Company of $34,500,000, calculated on a Fully-Diluted Basis, and determined immediately prior to the Acquisition (as further set forth in any of the initial definitive Acquisition documents).

For the avoidance of doubt, the outstanding principal on any Convertible Note held by an Investor (including all accrued interest thereon) shall convert at an Acquisition Conversion Price determined in accordance with either Scenario 1 or Scenario 2 above, but not both.

iSpecimen Inc. Convertible Note Subscription Agreement	-5-

1.8            Optional Conversion upon Maturity. If upon the Maturity Date the Company has not consummated a Qualified Equity Financing or achieved Positive FCFO (and the Convertible Notes have not otherwise been repaid or converted), the Majority Lenders may elect, on behalf of all Investors, to (i) demand payment for the full amount of the outstanding principal and accrued interest on the Convertible Notes in cash upon the Maturity Date, (ii) elect to extend the Maturity Date by up to an additional eighteen (18) months (the “Extended Maturity Date”), or (iii) convert the Accrued Amount on behalf of all Investors into shares 2X Participating Preferred Stock (as to Major Investors) and Conversion Preferred Stock (as to non-Major Investors) at a rate equal to a per share price of such preferred stock commensurate with a $27,000,000 pre-money valuation of the Company calculated on a Fully-Diluted Basis, and determined immediately prior to the conversion of such Convertible Notes. The Majority Lenders shall submit written notice to the Company of their election under this Section 1.8 no more than ten (10) days before the Maturity Date or Extended Maturity Date, as applicable. If the Majority Lenders elect to extend the Maturity Date in accordance with clause (ii) of this Section 1.8, then the rights provided herein shall again be applicable upon the Extended Maturity Date. Notwithstanding the foregoing, if the Majority Lenders do not deliver a written election within such ten-day period, then the principal and interest accrued on the Convertible Notes shall be immediately due and payable.

1.9            Elective Conversion into Preferred Stock. Notwithstanding anything contained herein to the contrary, the Majority Lenders may elect at any time prior to the Maturity Date and upon forty five (45) days’ prior written notice to the Company (an “Elective Notice”) to convert the outstanding Accrued Amount on all Convertible Notes issued hereunder into shares of 2X Participating Preferred Stock (as to Major Investors) and Conversion Preferred Stock (as to non-Major Investors) (the “Elective Conversion”), provided, that such Elective Notice is provided to the Company no fewer than ninety (90) days prior to the closing date of a Qualified Equity Financing or the closing of an Acquisition. Upon such Elective Conversion, the Accrued Amount outstanding on all of the Convertible Notes shall convert into shares of 2X Participating Preferred Stock (as to Major Investors) and Conversion Preferred Stock (as to non-Major Investors), respectively, at a rate equal to a price per share commensurate with a pre-money valuation of the Company of $34,500,000, calculated on a Fully-Diluted Basis, and determined prior to the conversion of the Convertible Notes. Upon the timely delivery and receipt by the Company of such Elective Notice, the Company shall take reasonable efforts to obtain all approvals, consents, waivers and make all filings necessary or appropriate to designate and authorize the 2X Participating Preferred Stock and Conversion Preferred Stock, if and as applicable. Upon an Elective Conversion, the Convertible Notes shall be treated by the Company as surrendered for cancellation and exchanged into shares of 2X Participating Preferred Stock (as to Major Investors) and Conversion Preferred Stock (as to non-Major Investors), respectively, and will be deemed, for all purposes, to be cancelled on the books of the Company and the obligations represented by all Convertible Notes so terminated and contributed to the capital of the Company.

1.10          Subordination. The obligations represented by the Convertible Notes shall be subordinated in right of payment and priority and subject, in the manner and to the extent described below, to any and all obligations owed by the Company to holders of the Senior Debt (as defined herein), so long as any Senior Debt remains unpaid, in whole or in part, or the holder of any Senior Debt is committed or otherwise obligated to extend credit to the Company under any loan agreement. The term “Senior Debt” shall mean all present and future indebtedness for money borrowed (whether term loan or working capital facility or other form of credit) of the Company from institutional lenders, commercial credit companies, commercial banks, credit unions, government agencies, and other commercial lenders which may be, from time to time, incurred by the Company, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law.

iSpecimen Inc. Convertible Note Subscription Agreement	-6-

So long as any of the Senior Debt remains unpaid and outstanding, in whole or in part, or so long as a Senior Debt lender is committed or otherwise obligated to extend credit to the Company under any loan agreement, the holders of the Convertible Notes agrees that each such holder shall not: (i) collect, or receive payment upon, by setoff or in any other manner, all or any portion of the obligations now or hereafter existing under the Convertible Notes (provided that this provision shall not be interpreted to prevent a conversion of the Convertible Notes in accordance with their terms and the terms hereof); (ii) sell, assign, transfer, pledge, or give a security interest in the Convertible Notes; (iii) enforce or apply any security, now or hereafter existing for the Convertible Notes; (iv) commence, prosecute or participate in any administrative, legal, or equitable action against the Company concerning the obligations under the Convertible Notes; (v) join in any petition for bankruptcy, assignment for the benefit of creditors, or creditors’ agreement; (vi) take, maintain or enforce any lien or security, which is senior to the Senior Debt lender’s interest, in any property, real or personal, to secure the obligations under the Convertible Notes; or (vii) incur any obligation to, or receive any loans, advances, dividends, payments of any kind or gifts from, the Company with respect to the obligations under the Convertible Notes; provided, however, that this paragraph shall not apply to (a) any filing by the holder of the Convertible Notes of any proof of claim or any other similar filing or action to protect such lender’s rights in bankruptcy, or (b) any action by the Company or the holders of the Convertible Notes that results solely in the issuance and/or receipt of capital stock or other equity security of the Company.

2.              Representations and Warranties of the Company. The Company hereby makes the following representations in connection with the issuance of the Convertible Notes.

2.1.           Organization, Good Standing and Authority of the Company; No Subsidiaries. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware, and has the requisite power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. The Company does not hold or own, directly or indirectly, any capital stock or other equity securities of any other corporation, and is not a participant in any joint venture, partnership or similar arrangement.

2.2.           Authorization. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Agreement and the Convertible Note the valid and enforceable obligations they purport to be. The issuance and sale of the Convertible Note do not require any further corporate action and will not be subject to preemptive rights of any present stockholders of the Company, and the Convertible Note will, upon its issuance and sale to the Investor, be duly authorized, validly issued and enforceable in accordance with its terms. This Agreement constitutes the valid and binding obligations of the Company, enforceable in accordance with its terms. Notwithstanding anything in this Section to the contrary, enforcement of this Agreement and the Convertible Note may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the rights of creditors generally and subject to the fact that equitable remedies are discretionary and may not be granted by a court of competent jurisdiction.

2.3.           No Default. The execution, delivery and performance of this Agreement and the Convertible Note by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not constitute a default under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of the Company, or any material contract, agreement or arrangement to which the Company is a party or by which it is bound.

2.4.           Capital Stock of Company. As of January 31, 2017, the authorized capital stock of the Company currently consists of (A) authorized 16,000,000 shares of Common Stock, of which 5,402,783 shares of Common Stock are issued and outstanding, and (B) authorized 8,000,000 shares of Preferred Stock, of which (i) 3,427,871 shares of Preferred Stock are designated as Series A Preferred Stock and 3,427,871 shares of Series A Preferred Stock are issued and outstanding; (ii) 556,550 shares of Preferred Stock are designated as Series A-1 Preferred Stock and 556,540 shares of Series A-1 Preferred Stock are issued and outstanding; (iii) 3,200,000 shares of Preferred Stock are designated as Series B Preferred Stock and 3,174,364 shares of Series B Preferred Stock are issued and outstanding. Warrants for a total of 187,979 shares of Common Stock are outstanding. A total of 1,713,570 shares of Common Stock are reserved for the issuance of equity incentive awards to employees, directors, advisors and consultants of the Company pursuant to the Company’s 2013 Equity Incentive Plan. In accordance with the Company’s 2013 Equity Incentive Plan, options for a total of 752,422 shares of Common Stock have been granted to date. Except as stated above, there are no outstanding options, convertible securities, warrants, agreements, restrictions, preemptive rights or rights of first refusal, contracts, or commitments of any character which entitle any person to acquire or otherwise relate to the issuance of any shares of capital stock of the Company or which restrict or otherwise relate to or provide for the transfer of any outstanding shares of capital stock of the Company.

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2.5.           Compliance with Laws; Permits. The Company holds all material licenses, approvals, certificates, permits and authorizations necessary for the lawful conduct of its business and is in material compliance with all applicable laws, rules, regulations and ordinances. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business, the absence of which could materially and adversely affect the business, properties, prospects or financial condition of the Company (a “Material Adverse Effect”). The Company is not in default in any material respect under any such franchise, permit, license or other similar authority which could have a Material Adverse Effect.

2.6.           Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge, information and belief of the Company) any investigation by any governmental or other instrumentality or agency, pending, or, to the Company’s knowledge, information and belief, threatened against or affecting the Company, or any of its properties, intellectual property or other rights which could materially and adversely affect the right or ability of the Company to carry on its business as now conducted, or which could have a Material Adverse Effect. The Company does not know of any valid basis for any such action, proceeding or investigation.

2.7.           Intellectual Property; Proprietary Rights, Employee Restrictions. To the best of its knowledge, the Company has all patents, patent licenses, copyrights, trademarks, service marks, trade names, trade secrets or other proprietary rights useful for its business (collectively, “Intellectual Property Rights”) as presently conducted or contemplated. The Company’s Intellectual Property Rights are sufficient to carry on the business of the Company as presently conducted or contemplated. To the best of its knowledge, the Company has a license to use all of its Intellectual Property Rights and it has obtained any licenses, releases or assignments necessary to use all third parties’ intellectual property rights in works embodied in its products and material for the conduct of its business. The Company has not received any notice or other claim from any person asserting that any of the Company’s present or contemplated activities infringe or may infringe any intellectual property rights of such person or any third party. The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information. All Intellectual Property Rights necessary for the conduct of the Company’s business have been developed by employees, consultants or third parties and have been properly assigned to the Company as the sole property of the Company. There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Intellectual Property Rights of the Company used in the conduct of its businesses, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of any other person, other than those licenses and agreements set forth on Exhibit B.

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2.8.           Absence of Certain Developments. Since December 31, 2016, there has been (i) no material adverse change in the condition (financial or otherwise) of the Company or in the business, operations, financial condition, assets, liabilities, prospects or contractual rights of the Company, except that the Company has continued to incur operating losses on approximately the same basis as during prior months since such date, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company, (iii) no waiver of any valuable right of the Company or cancellation of any debt or claim held by the Company, (iv) no loan by the Company to any officer, director, employee or shareholder of the Company, or any agreement or commitment therefor (other than any such loan or other indebtedness described in this Agreement), (v) no increase, direct or indirect, in the compensation paid or payable to any officer or employee of the Company, other than as authorized by a majority of the disinterested members of the Board of Directors, (vi) no material loss, destruction or damage to any property of the Company whether or not insured, (vii) no material change in the personnel of the Company or the terms and conditions of their employment, (viii) no acquisition or disposition of any assets greater than $20,000 in the aggregate, nor any other transaction by the Company otherwise than for fair value in the ordinary course of business, and (ix) no contract, agreement, commitment, expenditure or hiring of new employees or consultants involving a potential commitment in excess of $20,000 in the aggregate or which is otherwise material and not entered into in the ordinary course of business.

2.9.           Information Supplied to Investor. Neither this Agreement, the Convertible Note, nor any document or certificate furnished to the Investor by or on behalf of the Company contains any untrue statement of a material fact, and none of this Agreement, the Convertible Note, or such other documents and certificates omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.             Representations and Warranties of the Undersigned. The undersigned understands and acknowledges that the Convertible Notes, together with any securities which such Convertible Notes are so convertible (the “Securities”), are being offered and sold under one or more of the exemptions from registration provided for in Section 4(2) of the Securities Act, including Regulation D promulgated thereunder, and any applicable state securities laws. The Investor is purchasing the Securities without being offered or furnished any formal offering literature or prospectus other than the Offering Materials. The Investor understands that this transaction has not been reviewed and approved by the Securities and Exchange Commission or by any state regulatory authority.

3.1.           Suitability. The Investor confirms that it understands and has fully considered for purposes of this investment the risks of this investment and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing its entire investment, (ii) the purchase of the Securities is a speculative investment which involves a high degree of risk, and (iii) there are substantial restrictions on the transferability of, and there will be no immediate public market for, the Securities, and accordingly, it may not be possible for the Investor to liquidate its investment. The Investor recognizes that the Company is a development-stage enterprise with limited operating history and is currently developing and revising its business strategy and marketing plan.

3.2.           Lack of Liquidity. The Investor confirms that it is able to bear the economic risk of this investment, and to hold the Securities for an indefinite period of time. The Investor has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect the undersigned’s ability to provide for its current needs and possible financial contingencies, and that its commitment to all speculative investments is reasonable in relation to its net worth and annual income.

3.3.            Knowledge and Experience. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Investor is an investor in securities of companies in the development stage and acknowledges that Investor is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Convertible Notes. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Convertible Notes.

iSpecimen Inc. Convertible Note Subscription Agreement	-9-

3.4.           Access to Management. The Investor confirms that, in making its decision to purchase the Securities, it has relied solely upon independent investigations made by him, and that it has been given the opportunity to ask questions of, and to receive answers from, management of the Company concerning the Company and the terms and conditions of this offering. The Investor acknowledges that it is not relying upon any person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

3.5.           Investment Intent. The Convertible Notes are being acquired by the undersigned solely for its own personal account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof. The Investor has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Securities for which it hereby subscribes, or any part thereof, or any interest therein or any rights thereto. The Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement. The Investor must bear the economic risk of the investment for an indefinite period of time because the Securities have not been registered under the Securities Act and applicable state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

3.6.           Brokers. The Investor is under no obligation to pay any broker’s fee or commission in connection with its investment.

3.7.           Investment Commitment Not Disproportionate to Net Worth. The Investor’s overall commitment to investments that are not readily marketable is not disproportionate to the undersigned’s net worth and the Investor’s investment in the Company will not cause such overall commitment to become excessive.

3.8.           Liquid Asset Value. The current value of the Investor’s liquid assets, including cash, freely marketable securities and cash surrender value of life insurance, is sufficient to provide for such Investor’s current and anticipated needs and possible contingencies, so that such Investor is capable of bearing the economic risk of this investment in the Company.

3.9.           Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, by the Investor’s execution of this Agreement, that the Investor hereby confirms, that the Convertible Notes to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Convertible Notes. The Investor has not been formed for the specific purpose of acquiring the Convertible Notes.

3.10.         No General Solicitation. Neither the Investor nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation with respect to the offer and sale of the Convertible Notes, or (b) published any advertisement in connection with the offer and sale of the Convertible Notes.

4.              Transferability. The undersigned agrees not to transfer or assign this Agreement, or any of its interest herein, and further agrees that the assignment and transfer of the Convertible Notes acquired pursuant hereto shall be made only in accordance with all applicable laws and the prior written consent of the Company (which may not be unreasonably withheld).

iSpecimen Inc. Convertible Note Subscription Agreement	-10-

5.              Protective Covenants. Until the earlier of the consummation of a Qualified Equity Financing or any other equity financing, the Company covenants and agrees that it shall not, without the agreement of the Majority Lenders, either directly or by amendment of the Certificate of Incorporation, Acquisition, or otherwise: (i) liquidate, dissolve or wind up the affairs of the Company; (ii) amend, modify alter, or repeal any provision of the Certificate of Incorporation or Bylaws which would adversely affect the rights, privileges, powers or preferences of the holders of the Convertible Notes; (iii) create, or authorize the creation of, or issue any other convertible debt security having rights, preferences or privileges pari passu or senior to the Convertible Notes offered in this Note Financing, except for any commercial credit, bank lines of credit, capital equipment loans or other commercial financing loans entered into in the ordinary course of business and with the approval of the Board of Directors; (iv) guarantee any indebtedness for money borrowed except for guarantees arising in the ordinary course of business of the Company and pursuant to market-based terms with trade creditors, licensors of intellectual property, vendors and suppliers; (v) change the principal business of the Company, enter new lines of business, or exit the current line of business; (vi) create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any nature, upon or with respect to any of the assets of the Company, or pledge, mortgage, encumber on, create a security interest in the Intellectual Property Rights of the Company, except for licenses granted or contracts entered into the ordinary course of business; or (vii) reclassify any existing debt or equity of the Company.

6.              Affirmative Covenants of Investors. Upon the conversion of the Convertible Notes into any shares of capital stock of the Company in accordance with the terms hereof and to the extent that the undersigned Investor is a holder of shares of capital stock of the Company, the undersigned Investor agrees to (i) execute a written waiver of any anti-dilution adjustments that may now or hereafter exist with respect to such shares of capital stock now or hereafter owned by the Investor in connection with any such conversion, and (ii) consent in writing to the adoption, authorization and approval of the designation and authorization of such class or series and such number of shares of capital stock of the Company into which the Convertible Notes are so convertible, including the adoption of any document, filing or agreement necessary to effectuate the foregoing. In no event shall the Company be deemed in breach or in default under this Agreement or the Convertible Notes for any failure related to the designation or authorization of shares of capital stock in accordance with the terms hereof or any anti-dilution adjustments to shares of Company capital stock if such failure in any way results from or relates to the failure of the Investor (or any investor) to comply with the covenants set forth in this Section 6.

7.              Right of First Offer on Company Issuances of Equity Securities. Until the earlier consummation of a Qualified Equity Financing (or any other form of convertible debt or equity financing), each Investor shall have the right, but not the obligation, to purchase shares of the Company’s preferred stock (or indebtedness convertible into preferred stock or other equity securities) issued and sold pursuant to a Qualified Equity Financing or other equity financing, at the terms of the preferred stock offered to the investors in the Qualified Equity Financing or other equity financing. The foregoing rights to participate in a Qualified Equity Financing or other equity financing shall terminate upon the consummation of any such financing. The Board of Directors may in its sole discretion set aside a portion of any offering under this Section for the purposes of allocating investment proceeds to new investors in the Company.

iSpecimen Inc. Convertible Note Subscription Agreement	-11-

If the Company proposes to issue or sell any new equity securities for working capital purposes, until the earlier consummation of a Qualified Equity Financing (or any other form of convertible debt or equity financing), the Company shall deliver a written notice to the Investors stating (a) the Company’s bona fide intention to issue and sell such equity securities and the identity of the proposed offeree, (b) the number or dollar value of the equity securities to be offered to the Investors, (c) a description of the equity securities, and (d) the price and terms upon which the Company proposes to offer the equity securities. An Investor may exercise its first offer rights by giving written notice thereof to the Company during the 15-day period after such Investor’s receipt of the Company’s notice. In the event that any Investor exercises its first offer rights, in whole or in part, the Investor shall purchase the equity securities on the same terms and conditions as the other purchasers and shall be entitled to all registrations, preferences, information, preemptive and other rights as the other purchasers.

This right of first offer shall not apply to (i) any shares of Common Stock or Common Stock equivalents, or the grant of options, warrants or other rights exercisable therefor, issued or issuable, to directors, officers, employees, advisors or consultants pursuant to any stock incentive plan, incentive or non-qualified stock option plan or agreement, restricted stock purchase plan or agreement, stock issuance or restriction agreement, stock ownership plan, consulting agreement, or such other agreement or plan approved by a majority of the Board of Directors; or (ii) any securities issued pursuant to a strategic alliance, licensing agreement, joint venture, corporate partnership, collaboration agreement, technology licensing, or a business combination transaction or acquisition of complementary business or a license of complementary or necessary technology (in which the Company is the acquiring party in a combination, or licensor or licensee in a technology license) and which is approved by the Board of Directors; or (iii) any shares of Common Stock issued or issuable upon conversion of shares of any series of preferred stock (whether now existing or hereafter issued) or upon conversion, exercise or exchange of warrants or options to purchase Common Stock or Common Stock equivalents; or (iv) warrants or other Common Stock equivalents that are issued in a bank line of credit, term loan, credit facility, government grant, equipment financing or leasing, finance or other commercial debt transaction with any financial or institutional lender of indebtedness for money borrowed and approved by the Board of Directors.

8.              Financial Information. The Company shall furnish the following to the Investor, for so long as the undersigned Investor holds any of its Convertible Notes:

(i)      Quarterly Reports: as soon as available and in any event within 45 days after the end of each calendar quarter, balance sheets, statements of income and retained earnings and a summary statement of quarterly cash flow of the Company for such quarter;

(ii)     Annual Reports: as soon as available and in any event within 180 days after the end of each fiscal year of the Company, a copy of the annual report (whether reviewed, compiled, unaudited or audited) for such year, including balance sheets of the Company as of the end of such fiscal year and statements of income and retained earnings and of changes in financial position of the Company for such year; or

(iii)    Other Reports: such other reports, information, white papers, industry reports and a “state of the business” report on operations, customer pipeline, new business proposals, potential joint ventures and strategic partnerships and other information relevant to the prospects of the Company’s business, which the Company shall from time to time prepare and deliver to the Major Investor;

(iv)    Updates: Via periodic email or telephone conference calls, an update of the progress of the Company with respect to financing, development of product, testing and trials of the product, operations, and strategic partnerships or investments.

iSpecimen Inc. Convertible Note Subscription Agreement	-12-

The Investor agrees to hold in strict confidence and trust and not to use or disclose (other than to the Investor’s advisors, and only those who have a need to know and who shall be subject to similar confidentiality obligations) any confidential information provided to or learned by the Investor in connection with the receipt of the above information. Notwithstanding anything contained in this Section to the contrary, the Company shall not be obligated to provide confidential information to any person or entity (i) which the Company reasonably deems in good faith to be a trade secret or similar confidential information (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to the Company), (ii) in order to preserve the Company's attorney-client privilege or which would adversely affect the attorney-client privilege between the Company and its counsel, (iii) if the person or entity is a competitor of the Company (whether direct or indirect); (iv) in order to fulfill the Company's obligations with respect to confidential or proprietary information of third parties, including its manufacturing partners, strategic partners, clinical trial sponsors or customers, or to protect the confidentiality of unpatentable information or competitive business information of the Company (or its customers, strategic partners, vendors and suppliers); or (v) because such information would include information, analyses or discussions which could pose a potential conflict of interest for the Investor and the Company.

9.              Conditions to Closing. The obligations of the Investor to fund the amounts set forth on the signature page hereof and the obligations of the Company set forth herein at the Initial Closing shall be subject to the satisfaction of each of the following conditions: (i) to the extent necessary, the requisite stockholders of the Company shall have provided any waivers, consents or approvals necessary for the consummation of this Note Financing and issuance of the Convertible Notes, (ii) the parties shall have executed and delivered this Agreement to one another, and (iii) the Company shall have raised commitments for at least $500,000 from Investors.

10.            Miscellaneous. This Agreement and the Offering Materials and the documents referenced therein constitute the entire agreement between the parties relative to the subject matter of the sale of the Convertible Notes, and supersede all proposals or agreements, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. For the avoidance of doubt, this Agreement and the terms and conditions of the Convertible Notes may be amended, waived, modified or extended, and the Convertible Notes may be substituted, extended, renewed, increased, converted or exchanged, by the written consent of the Company and the Majority Lenders. Any waiver shall be limited to the particular instance and for the particular purpose when and for which it is given. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way effect the validity, legality or enforceability of any other provision of this Agreement and this Agreement shall be construed and reformed by any court of competent jurisdiction to give full effect to the essential purposes of this Agreement. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the general laws of the Commonwealth of Massachusetts and the federal securities laws. All notices provided for in this Agreement shall be given in writing and shall be effective when served either by personal delivery, express overnight courier service, electronic facsimile transmission, email transmission (with confirmation of receipt), or by first class mail, postage prepaid, addressed to the parties at their respective addresses. This Agreement may be executed in duplicate counterparts, which, when taken together, shall constitute one instrument and each of which shall be deemed to be an original instrument. Any dispute, controversy or claim arising out of, in connection with, or in relation to this Agreement or the Convertible Notes or the breach of any of the provisions, hereof or the Convertible Notes shall be settled by arbitration in Boston, Massachusetts, pursuant to the rules then obtaining of JAMS/Endispute. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having competent jurisdiction thereof. The Company is expressly relying on the representations of each Investor as to his, her or its status as an “accredited investor” under federal and state securities laws. If the representations of the Investor set forth above as an “accredited investor” are inaccurate on the date that such representations were made, the Company, in its sole discretion and election, and without any liability or further obligation of the Company to the Investor, may refund to the Investor the purchase price of the Convertible Notes.

iSpecimen Inc. Convertible Note Subscription Agreement	-13-

11.            Written Consent of Preferred Stock Holders. To the extent that the undersigned Investor is a holder of the Company’s Series B Preferred Stock entitled to vote hereon (each, a “Stockholder”), in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”), each undersigned Stockholder does hereby, pursuant to this Agreement, vote, and provides his, her or its consent in respect of, all shares of the Company’s outstanding Series B Preferred Stock held of record by such Stockholder (whether now owned or hereafter acquired) for the adoption and approval of the following consent contained in this Section 11, without a formal meeting and without prior notice. The undersigned Stockholder hereby consents to, adopts, approves and waives the Note Financing in accordance with the terms of this Agreement and the applicable provisions of the Company’s Third Amended & Restated Certificate of Incorporation, and hereby adopts and approves each of this Agreement, the Convertible Notes and each of the transactions contemplated hereby. The undersigned Stockholder agrees and acknowledges that the foregoing consent shall take immediate effect once adopted, approved and consented to by the Stockholders holding at least a majority of the issued and outstanding Series B Preferred Stock of the Company.

[Signature Page Follows]

iSpecimen Inc. Convertible Note Subscription Agreement	-14-

iSpecimen, Inc.

CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

Signature Page

IN WITNESS WHEREOF, the undersigned has hereby executed this Convertible Note Subscription Agreement as of this 17th day of March 2017.

Name & Signature of Investor:

Signature

Name:	Address:

Email:
Telephone:

Investment Amount:
Social Security #:

If the Investor is a Stockholder, and to the fullest extent permitted by law, this Agreement has been duly executed as of the date first set forth above. The consent contained in Section 11 hereof shall be irrevocable and shall be effective immediately, provided that such consent shall be deemed revoked if it has not become effective within 60 days of the actual date of the signature below, which actual date of signature is the date on which provision for the effectiveness of the consent has been made.

*      *      *

The Company hereby accepts the subscription of the Investor pursuant to this Convertible Note Subscription Agreement, subject to the terms and conditions set forth herein, as of this 17th day of March 2017.

iSpecimen Inc.

By:	/s/ Christopher Ianelli

Name: Christopher Ianelli
Title: Chief Executive Officer

iSpecimen Inc. Convertible Note Subscription Agreement

EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS UNDER SUCH ACT AND STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE DEBTOR THAT SUCH REGISTRATION IS NOT REQUIRED.

iSpecimen Inc.

UNSECURED CONVERTIBLE PROMISSORY NOTE

$_________________	____________________, 2017

FOR VALUE RECEIVED, iSpecimen, Inc., a Delaware corporation (the “Company”), hereby promises to pay, on the written demand of the combined Majority Lenders at any time on or after the Maturity Date (as defined in the Note Subscription Agreement referenced below between the Company and the Lender referenced herein)to _________________________ (the “Lender”) the principal sum ___________________________________Dollars ($_____________) or such lesser principal amount then outstanding, together with all accrued and unpaid interest thereon as set forth below. This Convertible Note is being issued in connection with an interim debt financing of the Company by Lender and other lenders in an amount of up to $5,500,000 in order to facilitate a Qualified Equity Financing or the achievement of Positive FCFO, pursuant to the terms of certain Convertible Note Subscription Agreements (each a “Note Subscription Agreement” and collectively the “Note Subscription Agreements”). Terms not defined herein shall have the meanings set forth in the Note Subscription Agreements between the Company and the Lender, and other lenders who have executed similar Note Subscription Agreements.

Section 1.      Interest. Interest on the principal amount of this Convertible Note will accrue from and including the date hereof until and including the date such principal amount is paid, at a rate equal to six percent (6.0%) per annum, without compounding. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Lender or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 365-day year, for the actual days elapsed. Notwithstanding any other provision of this Convertible Note, the Lender hereof does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder.

Section 2.      No Prepayment. Prior to the consummation of a Qualified Equity Financing or achievement of Positive FCFO (or any other form of convertible debt or equity financing), the Company may not pay this Convertible Note in whole or in part at any time prior to the Maturity Date without the prior approval or consent of the Company and the Majority Lenders. If permitted by the Majority Lenders, any payment of principal by the Company will be accompanied by payment of all accrued and unpaid interest on the principal sum being repaid. The Lender will note all partial payments of principal and accompanying payments of interest on the face or reverse side of this Convertible Note.

iSpecimen Inc. Convertible Note Subscription Agreement

Section 3.      Conversion of Convertible Note upon a Qualified Equity Financing. If a Qualified Equity Financing is consummated, the Convertible Notes shall automatically convert into shares of Qualified Preferred Stock at the rate and upon the terms contained in Section 1.5 of the Note Subscription Agreement. Upon a Qualified Equity Financing, this Convertible Note shall be treated by the Company as surrendered for cancellation and exchanged into Qualified Preferred Stock, and will be deemed, for all purposes, to be cancelled on the books of the Company and the obligations represented by all Convertible Notes so terminated and contributed to the capital of the Company. For the avoidance of doubt, the outstanding principal on this Convertible Note (including all accrued interest hereon) shall convert at a rate in accordance with either Scenario 1 or Scenario 2 set forth in Section 1.5 of the Note Subscription Agreement, but not both.

Section 4.      Conversion of Convertible Note upon Achievement of Positive FCFO. If the Company achieves Positive FCFO prior to the consummation of a Qualified Equity Financing and for any two consecutive calendar quarters quarter prior to the Maturity Date (as may be extended), then this Convertible Note shall automatically convert into shares of FCFO Preferred Stock at the rate and upon the terms contained in Section 1.6 of the Note Subscription Agreement. The rights, preferences, powers and privileges of the respective classes of FCFO Preferred Stock to be issued (i.e., whether 2X Participating Preferred Stock or Conversion Preferred Stock) shall be in accordance with the terms set forth in Section 1.6 of the Note Subscription Agreement. For the avoidance of doubt, (a) if the Lender is a Major Investor, this Convertible Note shall convert into shares of 2X Participating Preferred Stock upon the terms set forth in Section 1.6 of the Subscription Agreement, and (b) if the Lender is not a Major Investor, this Convertible Note shall convert into shares of Conversion Preferred Stock upon the terms set forth in Section 1.6 of the Subscription Agreement. Upon the achievement of Positive FCFO, this Convertible Note shall be treated by the Company as surrendered for cancellation and exchanged into FCFO Preferred Stock, and will be deemed, for all purposes, to be cancelled on the books of the Company and the obligations represented by all Convertible Notes so terminated and contributed to the capital of the Company.

Section 5.      Conversion of Convertible Note upon Acquisition. If the Company is sold in an Acquisition prior to conversion or repayment of the Convertible Notes in full, then upon the consummation of any such Acquisition, at the option of the Majority Lenders, the Convertible Note shall (a) be repaid in full in an amount equal to the outstanding principal amount of the Convertible Notes plus all accrued interest thereon, or (b) shall convert into Conversion Shares at the rate and upon the terms contained in Section 1.7 of the Note Subscription Agreement. In connection with the conversion of the Convertible Notes in connection with an Acquisition, this Convertible Note will be deemed, for all purposes, to be cancelled on the books of the Company and the obligations represented by all Convertible Notes so terminated and contributed to the capital of the Company. For the avoidance of doubt, if this Convertible Note shall convert into Conversion Shares, the outstanding principal on this Convertible Note (including all accrued interest hereon) shall convert at a rate in accordance with either Scenario 1 or Scenario 2 set forth in Section 1.7 of the Note Subscription Agreement, but not both.

Section 6.      Optional Conversion at Maturity. In accordance with and subject to the terms of Section 1.8 of the Subscription Agreement, if upon the Maturity Date the Company has not consummated a Qualified Equity Financing or achieved Positive FCFO (and the Convertible Notes have not otherwise been repaid or converted), the Majority Lenders may elect, on behalf of all Lenders, to (i) demand payment for the full amount of the outstanding principal and accrued interest on the Convertible Notes in cash upon the Maturity Date, (ii) convert all Convertible Notes into shares of 2X Participating Preferred Stock (as to Major Investors) and Conversion Preferred Stock (as to non-Major Investors), respectively, and each at a rate equal to a per share price commensurate with a $27,000,000 pre-money valuation of the Company calculated on a Fully-Diluted Basis, and determined immediately prior to the conversion of such Convertible Notes, or (iii) elect to extend the Maturity Date by up to an additional eighteen (18) months (the “Extended Maturity Date”).

iSpecimen Inc. Convertible Note Subscription Agreement	-2-

Section 7.      Elective Conversion. At any time prior to the Maturity Date and at the election of the Majority Lenders on behalf of all Investors in the Bridge Financing, all Convertible Notes shall be converted into shares of 2X Participating Preferred Stock (as to Major Investors) and Conversion Preferred Stock (as to non-Major Investors), respectively, and each upon the terms and on the conditions set forth in Section 1.9 of the Subscription Agreement (an “Elective Conversion”). Upon an Elective Conversion, this Convertible Note shall be treated by the Company as surrendered for cancellation and exchanged into shares of 2X Participating Preferred Stock (as to Major Investors) and Conversion Preferred Stock (as to non-Major Investors), respectively and as applicable, and will be deemed, for all purposes, to be cancelled on the books of the Company and the obligations represented by all Convertible Notes so terminated and contributed to the capital of the Company

Section 8.      Subordination. The obligations represented by this Convertible Note shall be subordinated in right of payment and priority and subject, in the manner and to the extent described below, to any and all obligations owed by the Company to holders of the Senior Debt (as defined herein), so long as any Senior Debt remains unpaid, in whole or in part, or the holder of any Senior Debt is committed or otherwise obligated to extend credit to the Company under any loan agreement. The term “Senior Debt” shall mean all present and future indebtedness for money borrowed of the Company from institutional lenders, commercial credit companies, commercial banks, credit unions, government agencies, and other commercial lenders which may be, from time to time, incurred by the Company, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law.

So long as any of the Senior Debt remains unpaid and outstanding, in whole or in part, or so long as a Senior Debt lender is committed or otherwise obligated to extend credit to the Company under any loan agreement, the holders of the Convertible Notes agrees that each such holder shall not: (i) collect, or receive payment upon, by setoff or in any other manner, all or any portion of the obligations now or hereafter existing under the Convertible Notes; (ii) sell, assign, transfer, pledge, or give a security interest in the Convertible Notes; (iii) enforce or apply any security, now or hereafter existing for the Convertible Notes; (iv) commence, prosecute or participate in any administrative, legal, or equitable action against the Company concerning the obligations under the Convertible Notes; (v) join in any petition for bankruptcy, assignment for the benefit of creditors, or creditors’ agreement; (vi) take, maintain or enforce any lien or security, which is senior to the Senior Debt lender’s interest, in any property, real or personal, to secure the obligations under the Convertible Notes; or (vii) incur any obligation to, or receive any loans, advances, dividends, payments of any kind or gifts from, the Company with respect to the obligations under the Convertible Notes; provided, however, that this paragraph shall not apply to (a) any filing by the holder of the Convertible Notes of any proof of claim or any other similar filing or action to protect such lender’s rights in bankruptcy, or (b) any action by the Company or the holders of the Convertible Notes that results solely in the issuance and/or receipt of capital stock or other equity security of the Company.

iSpecimen Inc. Convertible Note Subscription Agreement	-3-

Section 9.      Events of Default. The outstanding balance of this Convertible Note shall be immediately due and payable prior to maturity in case of any of the following events, each of which shall be an “Event of Default”: (a) any Event of Bankruptcy; (b) a dissolution, termination of existence, suspension or discontinuance of business, or ceasing to operate as a going concern; (c) the issuance of any injunction or restraining order which results in a Material Adverse Effect on any aspect of the business or assets of the Company, or levy on or attachment of any funds or other property, real or personal, of the Company, in an amount in excess of $100,000, if, in each case, the same is not dismissed, discharged, released, satisfied or vacated within a period of sixty (60) days; (d) the failure to perform any material covenant by the Company under the Note Subscription Agreement for a period of 45 days; or (e) a material default (following expiration of any applicable notice and cure periods) under any other material agreement of the Company, and in which the default results in a liability or obligation against the Company greater than $100,000. As used herein, an “Event of Bankruptcy” means any of the following events impacting the Company or its operating subsidiaries: (i) any assignment by the Company for the benefit of its creditors; (ii) an admission in writing by the Company of its inability to pay its debts as they become due; (iii) filing by the Company of a voluntary petition in bankruptcy; (iv) seeking or consenting to, or acquiescing in, the appointment of any trustee, receiver, custodian, liquidator or similar official for the Company or a substantial part of its property; (v) the elapse of 90 days after the commencement of an action against the Company seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief without such action being dismissed; (vi) the insolvency or other cessation of existence of the Company and its operating subsidiaries; or (vii) any corporate action by the Company to authorize or effect any of the foregoing actions. Upon any Event of Default, the interest rate on the Convertible Notes shall be computed at an annual rate of eight percent (8%) from and after the Event of Default. Upon the occurrence of an Event of Default, the Lender’s remedies shall include the rights to declare the entire principal balance of this Convertible Note and any accrued and unpaid interest immediately due and payable, without notice or presentment, or exercise any other remedies available to a lender under the Uniform Commercial Code and the Note Subscription Agreement.

Section 10.      Payment of Costs of Enforcement. The Company agrees to pay all costs, charges and expenses incurred by the Lender (including, without limitation, costs of collection, court costs, and reasonable attorneys’ fees and disbursements) in connection with the successful enforcement of the Lender’s rights under this Convertible Note (all such costs, charges and expenses being herein referred to as “Costs”). The Company agrees that any delay on the part of the Lender in exercising any rights hereunder will not operate as a waiver of such rights, and further agrees that any payments received hereunder will be applied first to Costs, then to interest, and the balance to principal. The Lender shall not by any act, delay, omission, or otherwise be deemed to waive any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the Lender. Presentment for payment, demand, protest, notice of protest and notice of nonpayment are hereby waived.

Section 11.      Miscellaneous. This Convertible Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto. This Convertible Note is made under and shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts. This Convertible Note may be amended, substituted, altered, waived, modified or extended, and the Convertible Note may be substituted, extended, converted or exchanged, by the written consent of the Company and the Majority Lenders.

{Signature Page Follows}

iSpecimen Inc. Convertible Note Subscription Agreement	-4-

IN WITNESS WHEREOF, the Company has executed this Convertible Promissory Note as an instrument under seal as of the date first written above.

ATTEST:

iSpecimen, Inc.
_XXXXXXXXXXXXXXXXXXXX_
	By:	/s/ Christopher Ianelli
	Title:	Christopher Ianelli, Chief Executive Officer

iSpecimen Inc. Convertible Note Subscription Agreement